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                                                                    EXHIBIT 10.9

                                   EXHIBIT "A"

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is entered into this 15th day of August, 2000 by and among Compass Knowledge Holdings, Inc., a Florida corporation (hereinafter referred to as "Buyer"), Jamita, Inc., an Ohio corporation ("Jamita"), the shareholders of Jamita listed on the signature page of this Escrow Agreement (hereinafter jointly and severally called the "Shareholder") and Firstar Bank, Cincinnati, Ohio (the "Escrow Agent").

                                   BACKGROUND

         Jamita, and the Shareholders have simultaneously with the execution of this Escrow Agreement entered into an Agreement and Plan of Stock Purchase (the "Agreement") with Buyer and its wholly owned subsidiary, Compass Acquisition Corp. (the "Acquisition Corp."). Among the terms of the Agreement, the parties have agreed to establish an Escrow for $1,125,000 in common shares of Buyer that may be issued and delivered to Shareholder subject to certain terms and conditions as set forth in the Agreement and herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. ESTABLISHMENT OF ESCROW FUND. Simultaneous with the signing of this Escrow Agreement, Buyer will cause its Stock Transfer Agent to deposit with the Escrow Agent, 562,500 shares of Buyer's common shares, $.001 par value (the "Escrowed Shares" or "Escrowed Payment").

2. PURPOSE OF ESTABLISHMENT OF ESCROW FUND. The Escrow Fund is being established to hold the Escrowed Payment in support of (i) Sections 2.2.1(b), (c) and (d),
(ii) Article 4 and (iii) the indemnity obligations of the Shareholder as set forth in Section 9.3.

3. RELEASE OF ESCROWED PAYMENT. The Escrow Agent shall follow the instructions set forth herein in determining to whom and when the Escrowed Payments will be released.

         3.1 RELEASE OF ESCROWED SHARES. Provided Buyer has not advised the Escrow Agent in writing of an Indemnity Claim prior to the payment due date for the Escrowed Stock as provided for in Section 2.2.3 of the Agreement, the Escrow Agent shall release to the Buyer and/or the Shareholder that number of Escrowed Shares as calculated in accordance with the terms and conditions of the Agreement and as represented by the Buyer and the Shareholder in writing to the Escrow Agent. In the event Buyer makes an Indemnity Claim at anytime during said period, then Escrow Agent shall release that number of Escrowed Shares as the





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Buyer and the affected Shareholder shall mutually agree and advise the Escrow
Agent in writing. In the event the Buyer and the affected Shareholder do not mutually agree as to the number of Escrowed Shares to be released either as a result of the inability to agree as to the amount of the Acquisition Consideration that is due Buyer or as a result of a contested Indemnity Claim, then the Escrow Agent shall continue to hold said Escrowed Shares in escrow until such time as the matter can be resolved through settlement or appropriate legal remedies.

         3.2 JOINT INSTRUCTION. Notwithstanding anything contained in Section
3.1 of this Escrow Agreement, in the event that the Escrow Agent receives written instruction from both the Shareholder and the Buyer directing the Escrow Agent as to the manner in which the Escrowed Payments, or any portion thereof, are to be disbursed, the Escrow Agent shall act in accordance with such instruction.

4. ESCROW PROVISIONS. Escrow Agent acknowledges receipt of the stock certificates representing the Escrowed Shares, and agrees to hold such Escrowed Payment in escrow to be delivered in accordance with the terms of this Escrow Agreement subject to the following:

         4.1 The parties acknowledge that Escrow Agent is acting solely as an escrow agent and shall not, solely by reason of this Escrow Agreement, be responsible or liable in any manner whatsoever for the sufficiency, correctness or validity of any instrument or signature thereon deposited with or delivered to Escrow Agent, with respect to the form or execution of any such instrument thereof or the identity, authority or rights of any person executing, depositing or delivering the same. Escrow Agent may act in reliance on any instrument or signature believed to be genuine and may assume that any person purporting to give notice or receipt or make any statements of advice or instruction in connection with the provisions hereof has been duly authorized to do so.

         4.2 Upon the final delivery of the entire Escrowed Payment by Escrow Agent or mutual agreement of the parties in accordance with the terms of this Escrow Agreement, Escrow Agent shall be discharged from all further obligations or responsibilities hereunder, except in the case of Escrow Agent's own bad faith or gross negligence.

         4.3 Escrow Agent shall not be bound by any waiver, amendment, supplement or modification of this Escrow Agreement which affects its duties hereunder, unless it shall have given its prior written consent thereto.

         4.4 Nothing in this Escrow Agreement shall be deemed to impose a duty on Escrow Agent to take any action under this Escrow Agreement if it shall have been advised by counsel that such action is likely to result in liability to it, nor shall it be required to take any action that is contrary to the terms of this Escrow Agreement or is contrary to law. Any action to be taken by the Escrow Agent hereunder may be taken by it by or through any attorney at law who is a partner, associate, or employee of Escrow Agent.




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         4.5 Escrow Agent shall be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities as long as Buyer and Shareholder meet the obligations of Sections 4.6 and 4.10 below. This provision is intended only for the protection of Escrow Agent, and shall not affect its right to exercise any discretionary power given by any provision hereof to take action, or to refrain from taking action, in its discretion without such request, or without such security or indemnity.

         4.6 Buyer and Shareholder hereby each agree, jointly and severally, to indemnify and hold Escrow Agent harmless from all suits, claims, actions, judgments, losses, liabilities, fees (including reasonable attorney's fees), costs, expenses, damages or other charges which may be imposed upon or incurred by Escrow Agent arising out of or related to the operation of this Escrow Agreement, except to the extent of Escrow Agent's gross negligence or willful misconduct. Such indemnification shall survive the termination of the escrow.

         4.7 The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and Escrow Agent shall not be liable, except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement.

         4.8 Escrow Agent may resign at any time by giving at least twenty (20) days notice of such resignation to the parties hereto. Upon providing such notice, Escrow Agent shall have no further obligation hereunder except to deliver any items being held by Escrow Agent to a successor escrow agent jointly designated BY the parties hereto, or, if no such successor is so designated within ten (10) days of request therefor by Escrow Agent, then to a clerk of a court of competent jurisdiction located in Hamilton County, Ohio pending the appointment of a successor escrow agent.

         4.9 The parties together may terminate the appointment of Escrow Agent hereunder upon written notice signed by an authorized signatory of each of the foregoing specifying the date upon which such termination shall take effect. In the event of such termination, the parties shall, within thirty (30) days of such notice, jointly appoint a successor escrow agent and Escrow Agent shall, upon receipt of written instructions signed by an authorized signatory of the parties, turn over to such successor escrow agent all items then being held by Escrow Agent hereunder, whereupon Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising hereunder; provided, however, that if the parties fail to agree upon a successor escrow agent within such thirty (30) day period, such termination notice shall be null and void and Escrow Agent shall continue to be bound by all of the provisions hereof.

         4.10 Except as otherwise provided herein, the parties shall be equally responsible for all reasonable fees, out-of-pocket expenses, charges and other disbursements and payments of Escrow Agent.




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         4.11 If at any time a dispute shall exist as to the duties of the
Escrow Agent and the terms hereof, the Escrow Agent may deposit the Escrowed Payment with either (a) a court of competent jurisdiction and interplead the parties hereto or (b) a successor escrow agent designated by the arbitrators in accordance with Section 6.9 hereof. Upon so depositing and/or filing its complaint in interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility.

         4.12 The Escrow Agent is hereby expressly authorized and directed to disregard any and all notices and warnings, other than those notices and warnings specifically called for in this Escrow Agreement, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments, or decrees of any court, and in the case of the Escrow Agent obeys or complies with any such order, judgment or decree of any court, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such other judgment or decree may be subsequently revised, modified, annulled, set aside or vacated, or found to have entered without jurisdiction.

         4.13 The Escrow Agent shall have no duty to know or determine the performance or non-performance of any provision of any agreement between the other parties hereto, and the original, or a copy of any such agreement deposited with the Escrow Agent shall not bind said agent in any manner. The Escrow Agent assumes no responsibility for the validity or sufficiency of any documents or papers or payments deposited or called for hereunder except as may be expressly and specifically set forth in this Escrow Agreement in clear and unambiguous language, and the duties and responsibilities of the Escrow Agent are limited to those expressly and specifically stated in this Escrow Agreement in such language.

         4.14 The Escrow Agent will not, without the prior written consent of both the Buyer and the Shareholder, transfer, assign, dispose of its right, title or interest in the Escrowed Payment, or any part thereof, or create directly or indirectly any security interest or otherwise encumber any of the Escrowed Payment, or permit any of the Escrowed Payment to ever be or become subject to any warrant, put, option or other rights of third persons or any attachment, execution, sequestration or other legal or equitable process, or any security interest or encumbrance of any kind, except which may arise from, through or out of unauthorized actions or omissions of the Shareholder or Buyer.

         4.15 The Escrow Agent shall allow Buyer and Shareholder upon reasonable written request within reasonable time parameters to inspect all records of the Escrow Agent relating to the Escrowed Payment, and to make and take away copies of such records during normal business hours.

         4.16 The Escrow Agent shall promptly notify the Buyer and Shareholder of any material change in any fact or circumstance in connection with the Escrowed Payment.



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         4.17 The Escrow Agent shall promptly notify the Buyer and Shareholder of any claim, action or proceeding affecting title to the Escrowed Payment, or any part thereof.

5. Capital Adjustments.

         5.1 Subject to Section 2.2.5 of the Agreement, the existence of the right to receive the Escrowed Stock set forth herein shall not affect in any way the right or power of Buyer to make or authorize any or all adjustments, subdivisions, combinations, recapitalizations, reorganizations or other changes in its capital structure or its business, or any merger or consolidation of Buyer or to issue any securities, bonds, debentures, or preferred or prior preference stock ahead of or affecting the common stock of Buyer, the rights thereof or to effect the dissolution or liquidation of Buyer, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         5.2 In the event of a stock split, stock dividend, recapitalization, or merger in which Buyer is subject to a split-up, combination, exchange of shares or the like and which results in a change in the number or kind of shares of common stock of Buyer which is outstanding immediately prior to such event, the rights of the Shareholder to receive Escrowed Stock in respect of this Escrow Agreement, shall be appropriately adjusted in the same manner as the number and kind of shares a shareholder of Buyer who owned the same number and kind of shares immediately prior to such event. Such adjustments shall be made in good faith by the Board of Directors of Buyer, whose determination shall be conclusive and binding on all parties, subject to manifest error.

         5.3 In case of any consolidation or merger of Buyer with or into another corporation or the conveyance of all or substantially all of the assets of Buyer to another corporation or a share exchange transaction involving more than 50% of the issued and outstanding common stock of Buyer, the Shareholder's right to receive the Escrowed Stock shall thereafter be convertible into the number of shares of stock, options or other securities or property to which a holder of the number of shares of common stock deliverable upon entitlement to the Escrowed Stock would have been entitled upon such consolidation, merger, conveyance, conversion or exchange; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Shareholder's rights to receive Escrowed Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably possible, in relation to any shares of stock, options or other property thereafter deliverable upon entitlement thereof.

6. Miscellaneous Provisions

         6.1 NOTICES. All notices and other communications under or in connection with this Escrow Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being



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mailed, or (c) if given electronically, upon confirmation of transmission, in each case to the parties at the following addresses:

                           (a)      If to the Buyer, addressed to:

                                    Compass Knowledge Holdings, Inc.
                                    2710 Rew Circle
                                    Suite 100
                                    Ocoee, Florida 34761
                                    Attention: Daniel J. Devine, President
                                    Telecopy: (407)656-7585

                           (b)      If to the Shareholder, to:

                                    c/o Larry G. Rowedder
                                    6944 Foxhill Lane
                                    Cincinnati, Ohio 45235

                                    With a copy to:

                                    Graydon Head &Ritchey LLP
                                    1900 Fifth Third Center
                                    511 Walnut Street
                                    Cincinnati, Ohio 45202
                                    Attention:  John J. Kropp, Esq.
                                    Telecopy:  (513) 651-3836

                           (c)      If to the Escrow Agent:

                                    Firstar Bank, N.A.
                                    Corporate Trust Dept.
                                    M/L CN WN 06 CT
                                    425 Walnut Street
                                    PO Box 1118
                                    Cincinnati, OH 45201-1118
                                    Attention:  Bryan Gardner
                                    Telecopy: (513) 632-3286

         6.2 SEVERABILITY. If any immaterial term or provision of this Escrow Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Escrow Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

         6.3 ENTIRE AGREEMENT. This Escrow Agreement contains the entire understanding of the parties hereto in respect of its subject matter and



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supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

         6.4 SUCCESSORS AND ASSIGNS. This Escrow Agreement shall be binding upon and inure to the benefit of Buyer and the Shareholder and their respective successors, heirs and assigns. This Escrow Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

         6.5 COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Escrow Agreement.

         6.6 RECITALS AND BACKGROUND. The recitals and background to this Escrow Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

         6.7 CONSTRUCTION.

                  (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

                  (b) As used in this Escrow Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

                  (c) For the purposes of this Escrow Agreement, unless the context clearly requires, "or" is not exclusive.

                  (d) Unless otherwise specified herein, all defined terms in the Escrow Agreement shall have the same meaning as set forth in the Agreement.

         6.8 GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Florida.

         6.9 RESOLUTION OF DISPUTES. In the event there is a dispute between the parties, the parties will, in good faith, attempt to resolve any such disputes and if such disputes can not be resolved within 30 days of such dispute including, without limitation the requested release of the Escrowed Payment, or any portion thereof, such dispute shall be finally settled by binding arbitration heard by three (3) arbitrators in Cincinnati, Ohio, pursuant to the rules then pertaining of the American Arbitration Association.

7. OWNERSHIP. All Escrowed Shares shall be titled in the name of Shareholder (as indicated in Exhibit "A" attached hereto) as the contingent owner of record. Until such time as the Shareholder is entitled to unconditional ownership of




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same as provided for herein and the Agreement, all rights and privileges which accrue to the Escrowed Shares including but not limited to voting rights, dividends, distributions, or other such rights shall belong to Buyer and not the Shareholder or the Escrow Agent, except as otherwise specifically provided herein.

8. SHAREHOLDER ELECTIONS, CONSENTS OR APPROVALS. For purposes of determining any election, consent, approval and/or disapproval of the Shareholder as may be required by this Escrow Agreement, the election, consent, approval and/or disapproval, as the case may be, of Larry G. Rowedder and Michael Rutherford shall be deemed for these purposes the election, consent, approval and/or disapproval, as the case may be, of the Shareholder, except as otherwise specifically stated herein.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]



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     IN WITNESS WHEREOF, each of the parties hereto has executed this Stock
     Escrow Agreement, or has caused this Escrow Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

         ATTEST:                            BUYER

                                            Compass Knowledge Holdings, Inc.

                                            By: /s/ Daniel J. Devine
                                               ------------------------------
                                                 Daniel J. Devine, President

         ATTEST:                            JAMITA
                                            Jamita, Inc

                                            By: /s/ Larry G. Rowedder
         -----------------------               -----------------------------
                                               Larry G. Rowedder, President

         WITNESS:                           MICHAEL RUTHERFORD
                                            /s/ Michael Rutherford
         -----------------------            --------------------------------

         WITNESS:                           LARRY G. ROWEDDER
                                            /s/ Larry G. Rowedder
         -----------------------            --------------------------------

         WITNESS:                           NANCY ROWEDDER
                                            /s/ Nancy Rowedder
         -----------------------            --------------------------------

         WITNESS:                           TAMMY ANDERSON
                                            /s/ Tammy Anderson
         -----------------------            --------------------------------

         WITNESS:                           MIKE ROWEDDER
                                            /s/ Mike Rowedder
         -----------------------            --------------------------------

         WITNESS:                           GINA ROWEDDER
                                            /s/ Gina Rowedder
         -----------------------            --------------------------------

         WITNESS:                           JACQUELYN ROWEDDER
                                            /s/ Jacquelyn Rowedder
         -----------------------            --------------------------------



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         WITNESS:                           LARRY G. ROWEDDER AS CUSTODIAN FOR
                                            JESSICA ANDERSEON UNDER
                                            THE OHIO TRANSFERS TO MINORS ACT
                                            /s/ Larry G. Rowedder
         -----------------------            --------------------------------


         WITNESS:                           ESCROW AGENT

         -----------------------            --------------------------------





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